EMPLOYMENT AGREEMENT


         This AGREEMENT made effective September 30, 1996 between DIANON SYSTEMS, INC., a Connecticut corporation, and any successor thereto, hereinafter referred to as the "Company", and DAVID SCHREIBER, residing at 1780 Nicholson Drive, Hoffman Estates, Illinois 60192.

                                   WITNESSETH:

         WHEREAS, the Company wishes to employ David Schreiber and David Schreiber wishes to accept such employment, in each case on the terms and subject to the conditions set forth below; and

         WHEREAS, the services that David Schreiber should render hereunder to the Company are unique and valuable; and

         WHEREAS, the parties desire to reduce the terms and conditions of David Schreiber's employment to writing;

         NOW, THEREFORE, in consideration of the terms and conditions and the mutual covenants contained in this Agreement, the Company and David Schreiber hereby agree as follows:

         1.  Employment
             ----------

             The Company hereby employs David Schreiber as of the first full day of service he provides to the Company hereunder which shall be no later than November 1, 1996 and David Schreiber hereby accepts such employment upon the terms and conditions hereinafter set forth. The parties acknowledge that David Schreiber's employment with the Company is at will and terminable by either party at any time for any reason.

         2.  Duties and Responsibilities
             ---------------------------

             David Schreiber, as Chief Financial Officer and Senior Vice President, Finance, shall perform with continuous diligence those activities assigned to David Schreiber by the Company's President or, in the absence of a President, its Board of Directors. Commencing with the first full day of service he provides to the Company hereunder, David Schreiber will be elected as Chief Financial Officer and Senior Vice President, Finance, of the Company.

         3.  Term
             ----

             This Agreement shall begin on the effective date hereof and continue until terminated under the terms contained herein.

         4.  Salary and Incentive Compensation
             ---------------------------------

             The Company shall compensate David Schreiber for his services during the term of this Agreement commencing with the first full day of service he provides to the Company hereunder on a salaried basis paid in installments at a rate determined by the Company from time to time, provided that the initial base salary shall be at an annualized rate of $190,000. Commencing with the first full day of service he provides to the Company hereunder, David Schreiber shall also participate, according to its terms, in any management incentive compensation program maintained by the Company for salaried Grade 18 management employees of the Company during the term of this Agreement. A copy of the Management Incentive Plan currently in effect is attached as Exhibit A.

         5.  Fringe Benefits
             ---------------

             During the term of this Agreement, commencing with the first full day of service he provides to the Company hereunder, the Company shall provide David Schreiber benefits and emoluments as authorized for all other salaried Grade 18 management employees of the Company as they may be modified from time to time by the Company during the term of this Agreement, including at the time of execution of this Agreement, health and medical insurance, life insurance, sick leave, vacation, holidays, retirement plan participation and stock purchase plan participation. In addition, the Company shall provide David Schreiber with a Company-leased automobile for his use and shall reimburse him in accordance with Company practice for business related fuel usage, routine maintenance expenses, and auto insurance expense.

         6.  Stock Options
             -------------

             Upon execution of this Agreement, the Company shall award David Schreiber Incentive Stock Options to purchase 50,000 shares of common stock of the Company at the fair market value on said date, on term, conditions, vesting schedules and expiration dates which are substantially equivalent to the stock option award document attached to this Agreement as Exhibit B.

         7.  Signing Bonus
             -------------

             Upon execution of this Agreement, David Schreiber shall earn, payable upon his first day of employment, a signing bonus of $80,000 (subject to appropriate withholding taxes) payable by the Company.

         8.  Stock Grants
             ------------

             Provided David Schreiber's employment with the Company continues through the date below without notice of intent to terminate having been given by either party, the Company shall issue to David Schreiber 7,500 shares of common stock of the Company on April 1, 1997. David Schreiber agrees not to sell any such stock for a period of six months from the date of such grant.

         9.  Relocation
             ----------

             The Company shall pay for and reimburse expenses associated with David Schreiber's relocation connected with his hire in accordance with the Company's policy on Relocation and Moving Expenses, a copy of which is attached to this Agreement as Exhibit C; provided further that, the Company shall compensate David Schreiber if his current res-idence is sold prior to January 1, 1997, pursuant to said policy's guaranteed home sale plan or otherwise in an arms length transaction, at a price insufficient to compensate him for his equity in the residence at the time of sale, including the value of permanent improvements made by him (the amount of which equity including improvements shall be determined by the Company on the basis of appropriate documentation satisfactory to the Company to be supplied by David Schreiber, but which in no event shall exceed $115,000). Any such equity compensation shall be subject to a gross up payment for tax purposes as described in Section III(I) of the Company's policy on Relocation and Moving Expenses.

         10. Termination
             -----------

             a)  This  Agreement   shall  terminate  on  any  of  the  following
occurrences:

                   (i) David Schreiber's death
                  (ii) David  Schreiber's  disability for a period of 90 days or more unless waived by the Board of Directors;
                 (iii) mutual  agreement  of  the  parties  reduced  to  writing signed by both parties;
                  (iv) voluntary resignation by David Schreiber
                   (v) termination by the Company without Stated Cause;
                  (vi) termination by the Company with Stated Cause.

             b) Cause shall mean David Schrieber's

                   (i) gross negligence
                  (ii) insubordination;

                 (iii) willful misconduct;

             c) "Stated Cause" shall mean Cause communicated to David Schreiber by the Company in a Notice of Termination.

             d) "Notice of Termination" shall mean written notice given to by either party to the other of an intention to terminate this Agreement pursuant to subparagraphs (a) (iv), (v) or (vi) of this Paragraph of this Agreement.

             e) Notice of Termination shall be sent by certified mail or registered mail, return receipt requested, first class postage prepaid, to the residence in the case of David Schreiber, and to its principal office in the Town of Stratford, Connecticut, to the attention of the President.

             f) The "Termination Date" shall be the date David Schreiber ceases providing services to the Company as an employee.

         11. Compensation after Termination
             ------------------------------

             a) David Schreiber will not receive any compensation from the Company after the Termination Date other than accrued, unused vacation, except as described under Paragraph (b) of this Section of this Agreement, if applicable. David Schreiber's participa-tion in all fringe benefits offered by the Company to its employees will cease immediately on the Termination Date except as described in Paragraph (b) of this section of this Agree-ment, if applicable. Nothing in this Agreement, however, is intended to impair any rights vested under the law in any benefit plan in the Company.

             b) If this Agreement and David Schreiber's employment with the Company is terminated by the Company without Stated Cause, then during the applicable "Post Termination Period" described in subparagraph (v) of this paragraph:

                   (i) The Company will  pay David Schreiber at his rate of base pay determined as of the day preceding the Termination Date.

                  (ii) David Schreiber shall act as a consultant to the Company as requested by the Company for up to six days per month.

                 (iii) The Company  will contribute  towards the premium cost of medical continuation coverage for David Schreiber and/or his dependents on the same basis as it then contributes towards the medical coverage of active employees and/or their dependents, for any months in said period during which David Schreiber and/or his dependents are eligible and elect to continue such coverage.

                  (iv) The  Company  will  pay up to  $10,000  for  outplacement services for David Schreiber provided by an outplacement provider of David Schreiber's choice.

                   (v) If   termination   occurs   within   the  first  year  of
                       employment, or at a later time but within six months after the Company's being acquired by another business entity, the "Post Termination Period" shall be a period of one year beginning with the Termination Date. If termination occurs after one year of employment has been completed and absent an acquisition of the Company, the "Post Termination Period" shall be a period of six months beginning with the Termination Date.

         12. Company Property
             ----------------

             On the Termination Date, or at any earlier point in time after a Notice of Termination is received when a request is made by the Company for same, David Schreiber will turn over to the Company all notes, reports, memoranda, books, records, chemicals, devices and documents, whether in written, typewritten, computerized or any other form, which are in David Schreiber's possession or under his control, whether prepared by him or others, related to the Company or relating to the business of the Company. At the conclusion of the period described in paragraph (b) of Section 11 of this Agreement, or at any earlier point in time when a request is made by the Company for same, David Schreiber shall also return to the Company any Company car, keys, parking card, credit card, business cards or other materials related to this employment with the Company or the operation of the Company.

         13. Proprietary Information
             -----------------------

             David Schreiber hereby agrees to all the terms and conditions of the Agreement regarding confidential Company information attached hereto as Exhibit D and incorporated herein and has executed a copy thereof concurrently with this Agreement.

         14  Non-Competition
             ---------------

             David Schreiber agrees that, to the fullest extent permitted by law, for the period of one (1) year after his Termination Date, David Schreiber
(a) will not solicit business on behalf of any entity in the clinical chemistry business, which is performing or marketing anatomic pathology services other than PAP tests ("Competing Entity"), (b) will not solicit business from customers of the Company, (c) will not solicit the employ-ment or services of any of the employees of the Company, and (d) will not, directly or indirectly, participate in the ownership, management, operation or control of any Competing Entity in the continental United States other than California, Washington and Oregon, provided that nothing in this Paragraph shall prevent investment ownership of less than 5% of the shares of a publicly traded Competing Entity.

         15. Remedy for Breach
             -----------------

             David Schreiber acknowledges:

                  a) that he may be an officer of the Company and as such he would be conversant with, and have access to, the business affairs, records, trade secrets, customers and customer lists, suppliers, supplier lists, patents, technical know-how, chemicals, devices, sales or
                       distribution   agents  and   representatives,   sales  or
                       distri-bution agents and representatives' lists, and other confidential and proprietary information of the Company; and

                  b) that his compliance with the covenants and agreements in this Agreement is necessary to protect the goodwill and other proprietary interests of the Company; and

                  c) that a breach of his covenants and agreements in this Agreement will result in continuing and irreparable damage to the Company for which there will be no adequate remedy at law.

             Both the parties recognize that the services to be rendered under this Agreement by David Schreiber are special and unique and of an extraordinary character, and that in the event there is a breach by David Schreiber of the terms and conditions of this Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by David Schreiber, or to enjoin David Schreiber from performing services for any Competing Entity. The parties further recognize and agree that breach by David Schreiber of his obligations under Sections, 12, 13 or 14 of this Agreement shall relieve the Company of its obligations under paragraph (b) of Section 11 of this Agreement but that such relief shall not be an adequate remedy at law.

         16. David Schreiber's Representation
             --------------------------------

             David Schreiber warrants and represents that neither the execution and delivery nor the performance of this Agreement by him will in any way violate, or conflict with, any other agreement by which he may be bound or any duty or obligation to which he may be subject and that he will take all steps necessary to comply with the representation.

         17. Assignments
             -----------

             The rights and obligations of David Schreiber under this Agreement shall be assignable to and binding upon the successors and assigns of the Company including any corporation organized by the Company to carry on the business of the Company.

         18. Entire Agreement
             ----------------

             This instrument contains the entire Agreement of the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification extension or discharge is sought. This Agreement supersedes any verbal, written or other agreement(s) or understanding(s) existing between David Schreiber and the Company relating to his employment or the other matters covered herein.

         19. Severability
             ------------

             If any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provisions of this Agreement not held so invalid, and only such provisions shall to the full extent consistent with the law remain in full force and effect.

         20. Applicable Law
             --------------

             This Agreement shall be governed by the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement.

                                            DIANON SYSTEMS, INC.


  September 30, 1996                        By: /s/ Kevin C. Johnson
-----------------------                        ----------------------
Date                                           Kevin C. Johnson


    10/1/96                                 By: /s/ David Schreiber
-----------------------                        ----------------------
Date                                           David Schreiber

                                                                     Exhibit A
                                                                     ---------

                             "STRIVE FOR EXCELLENCE"
                            MANAGEMENT INCENTIVE PLAN

PRINCIPLES:
----------

     A. Provides financial incentive for achieving above average results, specific objectives and performance.

     B. Relates rewards to specific goals within each individual's area of responsibility as well as "shared" goals.

     C. Disproportional rewards superior vs. average performance by including a "Jackpot" provision.

     D. Emphasizes profitability as the primary company goal by creating a bonus "pool" based on achieving operating income.

     E.   Maximizes full company motivation by including all management levels.


FORMULA:
-------
                     I                II             III
                Maximum Bonus      Group          Individual
     Salary  X  As % of Salary  X  Goal       X   Goal         =  Incentive
                                   Achvmt. %      Achvmt. %       Compensation

Unless the Jackpot is achieved, a manager cannot earn more than the "maximum bonus" per cent of his/her salary. The fact that the group goal can go above 100% allows for some offset in the event a manager does not achieve each of his/her individual goals.

Employees are eligible for MIP and other incentive compensation or bonuses only if they are actively employed through and including the day payment is distributed.

Management may alter, modify or cancel this program as deemed necessary.


Maximum Bonus as % of Salary


Grade                     Participation Timing         Max. Bonus as % of Salary
-----                     --------------------         -------------------------

19 President              From first work day                     40

18                        From first work day                     35

17 Vice Presidents        From first work day                     30

16                        Eligible after 90 days                  25

15 Managers               Eligible after 90 days                  20

14                        Eligible after 90 days                  15

13                        Eligible after 90 days                  10


                                                                     Exhibit B
                                                                     ---------

                              DIANON SYSTEMS, INC.
                              200 Watson Boulevard
                          Stratford, Connecticut 06497

                                                         SO Grant No.

                               STOCK OPTION GRANT


Optionee:                 David R. Schreiber         Date of Grant:       October 1, 1996

Termination Date:         September 30, 2006         Total No. of Shares:          50,000

Exercise Price Per Share              $6.625


We are pleased to inform you that the Compensation Committee of the Board of Directors of DIANON Systems, Inc. (the "Company"), has today granted you an option pursuant to the Company's 1991 Stock Incentive Plan (the "Plan") to purchase an aggregate number of shares shown above of the Common Stock of the Company on the following terms and conditions:

         1. The purchase price per share of the shares of Common Stock subject to this option is $6.625 per share.

         2. This option shall expire at the close of business on September 30, 2006. Subject to acceleration in the event of a Change of Control (as defined in the Plan), you must remain in the employ of the Company or a Related Company (as defined in the Plan) for two years from the date hereof before you can exercise any part of this option. Thereafter this option will become exercisable in installments as follows:

             Percentage of Shares            Date of Earliest Exercise (Vesting)
             --------------------            -----------------------------------
                      40%                                  10/1/98
                      20%                                  10/1/99
                      20%                                  10/1/00
                      20%                                  10/1/01

         In the event of a Change of Control this option shall become fully exercisable and vested.

         3. This option is intended to qualify as an "Incentive Stock Option" within the provisions of Section 422 of the Internal Revenue Code.

         4. The option price shall be payable by you at the time this option is exercised, (i) in cash or (ii) by delivering shares of Common Stock of the Company which you have owned for at least six months prior to such exercise, or a combination of cash and such shares, having an aggregate value equal to the aggregate option price of the shares as to which this option is exercised (basing the value of any such shares of Common Stock on the fair market value of the Common Stock on the date of exercise). No shares of Common Stock shall be issued pursuant to exercise of this option until full payment therefor has been made.

           5. This option may be exercised only by you and may not be transferred except by will or the laws of descent and distribution. In the event of your death, your legal representatives may exercise this option as to the shares of Common Stock which were immediately purchasable by you at the date of death, within ninety (90) days following the date of death (but in no event later than September 30, 2006).

         6. If your employment with the Company terminates after reaching your normal retirement date under the Company's retirement plan or for any reason beyond your control other than your death, your option privileges shall be limited to the shares of Common Stock which were immediately purchasable by you at the date of such termination and such option privileges shall expire unless exercised within ninety (90 days) days after the date of such termination and prior to the close of business on September 30, 2006. If your employment is terminated for reasons within your control, including without limitation, cause and voluntary resignation, all rights under this option shall expire on the date of such termination.

         7. Your option is granted in tandem with a Limited Stock Appreciation Right ("LSAR") which may be exercised only within the 60-day period following a Change of Control (as defined in the Plan). This means that with respect to each share under option, you may exercise either the option or the Limited Stock
Appreciation Right, but not both. Upon exercise of the Limited Stock Appreciation Right, you shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to (I) the fair market value of a share of Common Stock on the date of exercise over
(ii) the exercise price of the related option. The Limited Stock Appreciation Right shall be payable solely in cash. Such amount shall be paid within 30 days of the exercise of the Limited Stock Appreciation Right.

         8. The Company has the right to delay the exercise of your option if listing registration or qualification of the Common Stock is required under any federal or state securities law or stock exchange or similar rule and has not been obtained.

         9. Nothing herein shall restrict the right of the Company or any Related Company to terminate your employment at any time, with or without cause, or to withhold required amounts upon the exercise of your option or LSAR. The Company shall have the right to require you to pay, or make other arrangements satisfactory to the Committee to satisfy, all tax withholding obligations in connection with the exercise of your option or LSAR.

         10. This option is subject to all of the other terms, provisions and conditions of the Plan, a copy of which has been furnished to you and other copies of which may be obtained by you from the Company.


                                            Very truly yours,

                                            DIANON Systems, Inc.



                                            By:
                                               ------------------------------
                                               Kevin C. Johnson
                                               President

Date:
     ----------------------


---------------------------
(Signature)


---------------------------
 (Address)


---------------------------

                                                                     Exhibit C
                                                                     ---------

                         RELOCATION AND MOVING EXPENSES


I.   OBJECTIVE
     ---------

       To define the conditions under, and the extent to which, the Company will pay for and reimburse expenses associated with the relocation of newly hired and transferred employees.

II.  POLICY
     ------

       A. The decision to relocate a newly hired or transferred employee requires the approval of the department Director/Vice President and the Company's President.

       B. To facilitate the recruitment and reassignment of employees, the Company may provide payment of certain relocation expenses consistent with the following criteria only if Section II A has been fulfilled.

          1. The costs associated with relocations under the policy require careful consideration of the cost/benefit issues by management before such a relocation is initiated.

          2. Provisions of this policy do not apply if the employee or new hire relocates less than 50 miles from his/her prior primary residence. Furthermore, expenses associated with only the employee's or new hire's primary residence will be considered as eligible for coverage.

          3. The coverages provided to transferred employees are more comprehensive than those normally provided to new hires. Extension of any transferee coverages to new hires requires approval by the President or Chief Executive Officer.

          4. Relocation benefits for employees transferred for specified time periods with planned ending dates are not included under this policy.

          5. Exceptions to this policy must be approved by the President or Chief Executive Officer.

          6. This company will establish an expense limit on the individuals total relocation costs.
This value will be approved in writing by the President.

III. PRACTICES
     ---------

       Generally speaking, relocation expenses will be capped. The cap will be directly related to the position being filled and established in conjunction with II. A. (above) prior to extending a relocation offer. The maximum allowance values are for company budgeting purposes of these specific items, and do not reflect nor are they intended to suggest that the employee is authorized to commit or incur these expenses without satisfying Part Ia (above) for each part III section.

       The following items will be paid for or reimbursed as described herein. Coverages are summarized in Exhibit "A" to this policy and are contingent on Section II A.

A.   "House-Hunting" Trips -
     ----------------------

       The Company will reimburse the employee the expenses incurred for up to two,three-day trips to search for and select a new residence. Included as reimbursable expenses are travel, hotel, babysitter, and meal expenses for the employee and spouse.

B.   Physical Move -
     -------------

       The Company will pay the cost of moving furniture and household goods to the new location, including insurance, packing, unpacking, and installation of major household appliances. The carrier must be approved by the Company.

       Items paid for and not paid for under this policy are as follows:


          Covered                                Not Covered
          -------                                -----------
          One Automobile (Second car             Boats
          may be moved by the employee           Lumber
          at the reimbursable rate in            Trailers
          effect for employee's use of           Cleaning Services at either location
          his/her own automobile (see            Workshops outside the residence
          Policy D.3.)                           Pets not normally
          Furnishings and Clothing kept          Household Pets e.g., horses
          in the house


C.   Temporary Storage - (approval in advance)
     -----------------

       In cases where moves from old to new residence cannot be reasonably coordinated to occur directly, arrangements can be made for temporary storage of household goods for a period of no more than 60 days.

D.   Movement/Relocation of Family
     -----------------------------

       1. Transportation - (if applicable) of the employee and his/her family to the new residence should be by the most reasonable and direct means available such as family automobile or economy-class scheduled airliner. Meals in route are also expected to be reasonable in cost.

       2. Temporary Living - If the new residence is not ready to receive the family, the Company will reimburse temporary living expenses, including medium priced hotel and meals, for a period of up to 14 days.

E.   Temporary living - Employee Only at New Location -
     ------------------------------------------------

       When the employee takes up an assignment at the new location prior to the arrival of his/her family and/or before his/her new permanent residence is ready for occupancy, the Company will reimburse the employee for approved living accommodations for a period of up to 90 days, including lodging, breakfast and evening meals.

       During such time period, the Company will pay for periodic trips home by the employee, the frequency depending on the travel costs involved.

F.   Duplicate Housing Expense -
     -------------------------

       If the employee occupies his/her new residence prior to the sale of his/her prior residence, the Company will reimburse the monthly carrying charge on such prior residence to the following extent:

       1. Monthly  reimbursable  duplicate  expenses including interest charges,
          insurance,   property  taxes  and  reasonable  maintenance  costs  for
          utilities, grass cutting, etc.

       2. The maximum period for such reimbursement is limited to 90 days.

G.   Closing Costs -
     -------------

       1. Prior Residence (Grade 15 & Above)
          ---------------

          The Company will pay for closing costs on the disposition of the prior residence consistent with practices in the geographic area regarding the type and amount of such expenses normally assigned to the seller. Such closing costs can include, but are not limited to:

          a.  Lawyer's Fees (up to a maximum of 1% of the old mortgage)
          b.  Realtor's Fees
          c.  Termite Inspection
          d.  Points----(up to a maximum of 2)----Assigned to Seller
          e.  Mortgage Prepayment Penalty, Specified in the Mortgage
          f.  Title search
          g.  Recording Fees

Guaranteed home sales plan. Employees may elect to sell their homes using a "guaranteed sale plan". Through this plan, a relocation management firm retained by the company will provide employees important assistance in connection with their home sales. All fees charged by the relocation firm for its services will be assumed by the company subject to the relocation cap.

The relocation management firm will make a purchase offer valid for 60 days. This offer is based on the appraised fair market value (FMV) of the employees home. The FMV of the property will be based on the average of the appraisals performed by the relocation firm. If required, the employee can request another appraisal firm, agreeable to both the company and the employee. The company will assume the cost of the appraisals.

During the 60 day period, if the employee is able to sell his or her house at a higher price than appraised, he or she may assign the sale to the relocation management firm and receive equity based on the higher price. If the employee sells the home to the relocation firm, he or she will receive equity based on the offer price (determined by the appraisals previously discussed).

If the employee assigns an offer to the relocation management firm, as soon as any contingencies contained in the assigned sale contract are removed, the employee will receive full equity based on the amended or higher sale price. The firm will then assume all the responsibilities of the employee-homeowner, including sale closing. If the sale subsequently falls through, the employee retains full equity - and the property remains in the relocation firm's inventory for resale.

If the property is purchased with an assumable mortgage, the relocation firm will indemnify and hold harmless the employee from any claim or loss due to a valid deficiency judgment against the employee that may arise out of the continuing liability under such mortgage. The indemnification remains in effect for the life of the loan, notwithstanding subsequent resales by property owners.

By selling or assigning a sale to the relocation firm, the employee receives equity when he or she needs it (to apply to a new home purchase in the new location) and avoids paying additional income taxes on reimbursed expenses.

       2. New Residence -
          -------------

          The Company will also directly reimburse the employee for closing costs normally borne by the purchaser when purchasing his/her new primary residence. Such closing costs can include, but are not limited to:

           a.  Title Search
           b.  Lawyer's Fees (up to a maximum of 1% of the new mortgage)
           c.  Points (up to a maximum of 2)
           d.  Inspections
           e.  Appraisals
           f.  Application Fee
           g.  Recording fee
           h.  State and local transfer taxes

H.   Termination of Lease at Prior Residence -
     ---------------------------------------

       If the employee resided in a leased or rented property prior to the transfer and must terminate or "break" the lease, the Company expects the employee to negotiate a reasonable arrangement with the landlord acceptable to the Company, at which point the Company will agree to pay the cost of any lease termination/breaking.

I.   Gross-up Payment for Tax Purposes -
     ---------------------------------

       Under Federal and State tax laws in existence at the time, certain reimbursements and payments made to the employee or on his behalf under this policy may be considered taxable income.

       Deductible and non-deductible moving expense reimbursements will be included in an employee's taxable income under the category of "other earnings". Deductible expenses must be deducted from an employee's income when filing a federal tax return. Non-deductible expenses will be taxed as normal income. Since expenses vary from employee to employee, these payments will be handled on an individual basis.

J. General Rule - Relocation costs are generally capped by the Company. Cumulative expenses shall not exceed this cap, regardless of the individuals requirements and costs that may be associated with any specific expense item.

                                    Exhibit A
                             -- Maximum Allowance --


    SUMMARY of COVERAGES              TRANSFEREES               NEW HIRES
    --------------------              -----------               ---------
    House-Hunting Trips              $500 Expenses           $500 Expenses
    - Up to Two Trips                $1,500 Air Fare         $1,500 Air Fare
    (three days each)

    Move Household Goods             $1,500 in State         $0 In State
    - (See Limits in Policy)         $6,000 out of State     $6,000 Out of State

    Temporary Storage                $500    (a)
    Up to 60 Days                    $2,500  (b)             $2,500   (b)
    (Need approval in advance)

    Transportation of Employee &     $250  Expenses          $250  Expenses
    Family  (See Limits in Policy)   $1,500 Air Fare         $1,500 Air Fare

    Temporary Living                 $1,500                  $1,500   (b)
    - Up to 14 Days

    Temporary Living
    (Employee Only)                  $6,800                  $6,800
    - Up to 90 Days

    Duplicate Housing                $3,500  (a)
    - Up to 90 Days                  $7,500  (b)             $7,500   (b)

    Closing Costs-Prior Residence    $15,000 (a)
    - (See Limits in Policy)         $20,000 (b)             $20,000 (b)

    Closing Costs-New Residence      $10,000 (a)             $10,000 (a)
    - (See Limits in Policy)         $15,000 (b)             $15,000 (b)

    Terminating Lease                $2,000                  $2,000  (b)
    - (See Limits in Policy)

    Gross-Up Payments-Estimated      $15,000 (a)             $15,000 (a)
    - (See Limits in Policy)         $25,000 (b)             $25,000 (b)

(a) Up to Grade 15                   (b) Grade 15 & above

    Probable Costs:
    Up to Grade 15:                  $58,000 $45,000
    Grade 15 and Above:              $80,000 $80,000


III. PRACTICES
     ---------

       Generally speaking, relocation expenses will be capped. The cap will be directly related to the position being filled and established in conjunction with II. A. (above) prior to extending a relocation offer. The maximum allowance values are for company budgeting purposes of these specific items, and do not reflect nor are they intended to suggest that the employee is authorized to commit or incur these expenses without satisfying Part Ia (above) for each part III section.

       The following items will be paid for or reimbursed as described herein. Coverages are summarized in Exhibit "A" to this policy and are contingent on Section II A.


     SUMMARY of COVERAGES                TRANSFEREES               NEW HIRES
     House-Hunting Trips
     - Up to Two Trips                        X                        X
      (three days each)

     Move Household Goods
     - (See Limits in Policy)                 X                        X


     Temporary Storage
     - Up to 60 Days                          X                 Grade 15 & Above


     Transportation of Employee & Family
     - (See Limits in Policy)                 X                        X


     Temporary Living
     - Up to 14 Days                          X                        X

     Temporary Living  (Employee Only)
     - Up to 90 Days                          X                        X

     Duplicate Housing
     - Up to 90 Days                          X                 Grade 15 & Above

     Closing Costs - Prior Residence
     - (See Limits in Policy)                 X                 Grade 15 & Above

     Closing Costs -  New Residence
     - (See Limits in Policy)                 X                        X

     Terminating Lease
     - (See Limits in Policy)                 X                 Grade 15 & Above

     Gross-Up Payments
     - (See Limits in Policy)                 X                        X



                                                                     Exhibit D
                                                                     ---------


                                    AGREEMENT
                                    ---------

         THIS AGREEMENT, made this October 1, 1996 by and between DIANON SYSTEMS, INC., its affiliates, subsidiaries, successors and assigns (collectively called hereinafter "DIANON") and David Schreiber, an individual residing at 1780 Nicholson Drive, Hoffman Estates, Illinois 60192 (hereinafter called "Employee").

         In consideration of the commencement of Employee's employment with DIANON, the payment of compensation and benefits for such employment, and access to sensitive information, Employee and DIANON acknowledge, represent and agree to the terms and conditions set forth in this Agreement.

         1. Employee's employment with DIANON creates a relationship of trust and confidence between the parties. Employee agrees that, during and after his/her employment with DIANON, Employee will not use or disclose, or allow anyone else to use or disclose, any confidential information relating to the products, sales and/or business affairs of DIANON or of any customer or supplier of DIANON, or any information created, discovered, or developed by or for DIANON, or acquired by DIANON, that has commercial value in DIANON's present or future business ("Confidential Information"), except as may be necessary in the performance of Employee's employment with DIANON or as may be authorized in advance by appropriate officials of DIANON. By way of illustration, but not limitation, Confidential Information includes processes, formulas, data, know-how, inventions, improvements, techniques, marketing plans, product plan, strategies, forecasts, customer lists and any other information Employee has reason to know DIANON would like to treat as confidential for any purpose. Employee agrees to keep Confidential Information secret whether or not any document containing such information is marked confidential.

         2. All rights, title and interest in all records, documents, or files concerning the business of DIANON, including, but not limited to biomaterials, processes, letters, trade secrets, laboratory notebooks or other written or electronically recorded material, whether or not produced by the Employee, shall be and remain the property of DIANON. Upon termination of employment, the Employee shall not have the right to remove any such records from the offices of DIANON. In addition, Employee agrees to promptly return to DIANON all things of whatsoever nature that belong to DIANON, and all records (in whatsoever form, format or medium) contained or related to Confidential Information of DIANON.

         3. Employee agrees to assign, and does hereby assign to DIANON, all of his/her right, title and interest in and to all inventions, improvements, discoveries or technical developments, whether or not patentable, which he/she solely or jointly with others, may conceive or reduce to practice during the term of his/her employment (a) which are related in whole or in part, directly or indirectly, to DIANON's product line, research and development, or field of technological or industrial specialization, or (b) in the course of utilization by DIANON of Employee's services in a technical or professional capacity in the areas of research, development, marketing, management, engineering or manufacturing, or (c) pursuant to any project of which Employee is or was a participant or member that is or was either financed or directed by DIANON, or
(d) at DIANON's expense, in whole or in part.

         4. Employee agrees to disclose promptly to DIANON's President or his designee, all ideas, discoveries, and improvements conceived by Employee alone or in collaboration with others, and to cooperate fully with DIANON, both during and after employment, with respect to the procurement of patents for the establishment and maintenance of DIANON's or its designee's rights and interests in said invention, improvement, discoveries or developments, and to sign all papers which DIANON may deem necessary or desirable for the purpose of vesting DIANON or its designees with such rights, the expenses thereof to be paid by DIANON.

         5. The Employee shall, while employed by DIANON, devote his/her best efforts and his/her full time to the business of DIANON.

         6. In the event of a breach or threatened breach of the provisions in this Agreement, DIANON shall be entitled to an injunction restraining such breach, it being recognized that any injury arising from a breach would be irreparable and could have no adequate remedy at law; but nothing herein shall be construed as prohibiting DIANON from pursuing any other remedy available for such breach or threatened breach. In the event that Employee breaches or threatens a breach of this Agreement, DIANON shall be entitled to have its reasonable legal fees and costs paid by the Employee for any legal services relating to the breach or threatened breach.

         7. This Agreement is not intended, and should not be construed in any way, as a contract of employment for a definite period of time or to limit or restrain DIANON's or the Employee's right to terminate the employment relationship at any time.

         8. In the event any provision or paragraph of this Agreement is declared to be invalid or unenfoceable, then the balance of this Agreement shall remain in full force and effect.

         9. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

         10. The foregoing contains the entire Agreement between the parties pertaining to confidential DIANON documents and information. No modification thereof shall be binding upon the parties unless the same is in a writing signed by the respective parties. This Agreement and all of the terms and conditions contained herein shall remain in full force during the period of employment notwithstanding any changes in compensation.

         11. Employee represents and warrants that he/she has no other agreements or commitments that would hinder or prevent performance of his/her job responsibilities with DIANON. Unless authorized to do so, Employee agrees not to disclose to DIANON or use in his/her employment with DIANON any invention or confidential information belonging to any former employer or to any other person other than DIANON.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth below.


Employee:                                   DIANON SYSTEMS, INC.


/s/ David Schreiber                         By: /s/ Kevin C. Johnson
-------------------                             ------------------------
David Schreiber                                 Kevin C. Johnson

Dated: 10/1/96                              Dated: September 30, 1996
       -------                                     ---------------------